UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 1, 2005

Date of Report (Date of earliest event reported)

FNB FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number : 0-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant’s telephone number, including area code)

This Form 8-K has 2 pages.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Ernest J. Sewell, President and Chief Executive Officer of FNB Financial Services Corporation (the “Company”) and Chief Executive Officer of its banking Subsidiary, FNB Southeast (the “Bank”), advised the Company’s Board of Directors that he will begin his service as Senior Adviser to the Company as of December 1, 2005. The Board has accepted Mr. Sewell’s decision and named Pressley A. Ridgill as President of the Company. Mr. Ridgill also serves as President of the Bank.

S  I  G  N  A  T  U  R  E

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ MICHAEL W. SHELTON Michael W. Shelton Senior Vice President and Chief Financial Officer

Date:      December 5, 2005